Exhibit 99.11


                            ASSET PURCHASE AGREEMENT
                                   [HERITAGE]


         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this 10th day of April, 1998 by and among FAIRWAY MANAGEMENT COMPANY, a South Carolina corporation d/b/a Heritage Lincoln-Mercury-Jaguar ("SELLER"), FAIRWAY FORD, INC., a South Carolina corporation (the "STOCKHOLDER"), and SONIC AUTOMOTIVE, INC., a Delaware corporation ("BUYER").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of certain assets used in connection with Seller's Lincoln- Mercury-Jaguar automobile dealership business (the "BUSINESS") operated at 2424 Laurens Road, Greenville, South Carolina;

         WHEREAS, Seller desires to sell and Buyer desires to buy, or to cause a subsidiary or affiliate of Buyer to buy, certain assets pertaining to the Business, subject to the terms and conditions of this Agreement;

         WHEREAS, contemporaneously with the execution of this Agreement, Buyer has entered into a Contract to Purchase and Sell Real Property (the "REAL PROPERTY PURCHASE AGREEMENT") with Fairway Ford, Inc., a South Carolina corporation ("Fairway"), whereby Buyer has agreed to buy, and Fairway has agreed to sell, the land, buildings and improvements located at the Real Property (as defined in the Real Property Purchase Agreement); and

         WHEREAS, the consummation of the transactions contemplated by each of this Agreement and the Real Property Purchase Agreement is subject to the consummation of the transactions contemplated by the other such Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 "ASSETS" shall mean: the New Vehicles (as defined in Section 3.1 hereof); the Demonstrators (as defined in Section 3.2 hereof); the Parts (as defined in Section 4.4 hereof); the Miscellaneous Inventories (as defined in
Section 5.1 hereof); the Work in Progress (as defined in


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Section 5.3 hereof); the Fixtures and Equipment (as defined in Section 5.4 hereof); the Miscellaneous Assets (as defined in Section 5.5 hereof); any used vehicles which Buyer agrees to buy at the Closing; and all of Seller's rights to the name "Heritage Lincoln-Mercury-Jaguar", and all goodwill of the Business.

         1.2 "CLOSING DATE" shall mean the date, not later than the Closing Date Deadline (as hereinafter defined), of the closing of the purchase and sale of the Assets (the "CLOSING") which shall be a date designated by Buyer not later than fifteen (15) days after the approvals set forth in Section 8.13 hereof and all other conditions precedent set forth in Articles VIII and IX have been satisfied, or such other date as is mutually agreed upon by the parties hereto. The Closing shall be held at the offices of Leatherwood Walker Todd & Mann, P.C., 100 East Coffee Street, Greenville, South Carolina, 29602, at 9:00 a.m. on the Closing Date.

         1.3 "CLOSING DATE DEADLINE" shall mean May 15, 1998; provided, however, if as of May 15, 1998, any of the approvals set forth in Section 8.13 hereof shall not have been obtained and the obtaining of any such approvals is the sole condition precedent to Buyer's obligations under Article VIII which remains unsatisfied, Buyer may elect to extend the Closing Date Deadline for up to an additional thirty (30) days.

         1.4 "INVENTORY DATE" shall mean the close of business on March 28, 1998.

         1.5 "LIABILITIES" shall mean all obligations of Seller, arising in the ordinary course of business after the Inventory Date and not as a result of any breach or default, under those contracts and leases of Seller set forth on
Schedule 1.5 attached hereto.

         1.6 "MANAGEMENT AGREEMENT" shall mean that certain Management Agreement dated the date hereof between Seller, as "Owner", and Buyer as "Manager."

         1.7 "MANUFACTURERS" shall mean the Lincoln-Mercury division of the Ford Motor Company and Jaguar Cars.

                                   ARTICLE II

                         SALE AND PURCHASE OF THE ASSETS

         2.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing, Seller will sell, transfer and convey the Assets to Buyer and Buyer will purchase the Assets from Seller for the consideration set forth in this Agreement. The sale, transfer and conveyance of the Assets will be made by execution and delivery at the Closing of a bill of sale in a form reasonably satisfactory to Buyer's counsel (the "BILL OF SALE") and such other instruments of assignment, transfer and conveyance as Buyer shall reasonably request. Except to the extent specifically included within the Assets, Seller will not sell, and Buyer will not purchase, any other tangible or intangible assets of Seller.



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         2.2 The aggregate purchase price (the "PURCHASE PRICE") to be paid for the Assets shall consist of Six Hundred Thousand Dollars ($600,000), as the purchase price for the Business and intangible Assets included in the Assets, plus the sum of: (i) the New Vehicle Purchase Price (as defined in Section 3.1 hereof); (ii) the Demonstrator Purchase Price (as defined in Section 3.2 hereof); (iii) the Used Vehicle Purchase Price, if applicable (as defined in
Section 3.6 hereof); (iv) the Parts Purchase Price (as defined in Section 4.5 hereof); (v) the Miscellaneous Inventories Purchase Price (as defined in Section
5.1 hereof); (vi) the Work in Progress Purchase Price (as defined in Section 5.3 hereof); (vii) the F&E Purchase Price (as defined in Section 5.4 hereof); and
(viii) the amount of the Liabilities. Each party will use the Purchase Price allocation described in this Section 2.2 in all reporting to, and tax returns filed with, the Internal Revenue Service.

         2.3 Upon the terms and subject to the conditions hereinafter set forth, Buyer shall pay the Purchase Price as follows:

             (a) At the Closing, Buyer shall deliver to Seller a certified check, or a wire transfer to an account designated by Seller, in an amount equal to the sum of (i) the New Vehicle Purchase Price; (ii) the Demonstrator Purchase Price; (iii) the Parts Purchase Price; (iv) the Miscellaneous Inventories Purchase Price; (v) the Work in Progress Purchase Price; and (vi) the F&E Purchase Price; provided, however, to the extent that (A) Buyer shall have paid or discharged, pursuant to the Management Agreement, any liability or obligation of Seller accrued or outstanding as of the Inventory Date and not included in the Liabilities or (B) Seller shall have collected and not paid over to Buyer any accounts receivable from transactions after the Inventory Date, the amount of such liability or obligation paid or discharged by Buyer, or accounts receivable collected by Seller, shall be a credit towards the amount payable under this Section 2.3(a);

             (b) At the Closing, Buyer shall issue to Seller six hundred (600) shares (the "PREFERRED SHARES") of Buyer's Convertible Preferred Stock, with such rights and preferences as are set forth in the Statement of Rights and Preferences of Preferred Stock attached hereto as Exhibit A (the "STATEMENT OF RIGHTS AND PREFERENCES");

             (c) At the Closing, Buyer shall assume the Liabilities in accordance with Section 2.4 hereof;

             (d) Buyer shall receive a credit against the Purchase Price with respect to all amounts paid by Buyer to Seller (or on Seller's behalf) after the Inventory Date and on or prior to the Closing Date under the Management Agreement with respect to the Assets; and

             (e) On the date hereof, Buyer shall deliver to Seller a certified check, or a wire transfer to an account designated by Seller, in an amount equal to the Used Vehicle Purchase Price, if applicable. Any such payment of the Used Vehicle Purchase Price shall constitute earnest money, which shall be refunded by Seller to Buyer in the event this Agreement is terminated and for which Buyer shall receive a credit towards the Purchase Price. Seller shall not be required to hold or maintain the earnest money in any separate account.



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         2.4 At the Closing, Seller will assign to Buyer and Buyer will assume and agree to perform and discharge the Liabilities pursuant to an assignment and assumption agreement in a form reasonably satisfactory to Seller's counsel (the "ASSUMPTION AGREEMENT"). Notwithstanding anything herein to the contrary, except as expressly provided in this Section 2.4 and in the Assumption Agreement, Buyer does not and will not assume or become liable for any obligations or liabilities of Seller, of any kind whatsoever, fixed or contingent, known or unknown, as a result of the transactions contemplated in this Agreement. Seller shall retain and agrees to satisfy and discharge all of its obligations and liabilities, including the obligations and liabilities set forth on Schedule 2.4.

         2.5 (a) At the Closing, Seller and the Stockholder shall execute and deliver to Buyer the certificate referred to in the Statement of Rights and Preferences. At Seller's option, exercisable only by written notice to Buyer at or prior to the Closing (the "REGISTRATION NOTICE"), Buyer shall be obligated to use its reasonable best efforts to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or before December 31, 1998, the shares (the "COMMON SHARES") of the Buyer's Class A Common Stock, $0.01 par value per above (the "Common Stock"), which are issuable upon conversion of the Preferred Shares.

             (b) If requested by the managing or lead managing underwriter for any such underwritten registered offering of the Common Shares, the Seller shall execute and deliver such underwriting agreement with the managing or lead managing underwriter in such form as is customarily used by such underwriter with any modifications as the parties thereto shall agree. In connection with any such registration, Seller and the Stockholder shall supply to Buyer such information as may be reasonably requested by Buyer in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission. Seller and the Stockholder shall not supply any information to Buyer for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Provided that Buyer shall have timely completed such registration of the Common Shares, Seller shall promptly convert the Preferred Shares into the Common Shares.

             (c) In the event that Buyer fails to timely complete such registration of the Common Shares, Seller may, at its option, exercisable by notice to Buyer not later than January 31, 1999, require Buyer to purchase up to all of the Preferred Shares at the price of $1,000 per share. Such notice to Buyer shall specify the number of Preferred Shares required to be purchased and a closing date for such purchase which shall be not sooner than fifteen (15) days and not longer than thirty (30) days from the date of delivery of such notice. At the closing of such purchase, Buyer shall deliver to Seller the applicable purchase price in the same manner that the cash portion of the Purchase Price paid at Closing was paid against delivery by Seller of (i) the certificates for the Preferred Shares being purchased, duly endorsed for transfer to Buyer, and (ii) a certificate signed


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by Seller and the Stockholder to the effect that such Preferred Shares are being sold free and clear of all encumbrances and claims of third persons.

             (d) In the event Seller does not timely deliver a Registration Notice, Buyer shall have no obligation to register the Common Shares. Thereafter, Buyer's sole obligation with respect to the Preferred Shares and the Common Shares shall be to use its reasonable best efforts to make available current public information with respect to Buyer within the meaning of Subsection (c)(1) of Securities and Exchange Commission Rule 144 ("Rule 144") to the extent necessary to facilitate public resales by Seller of the Common Share pursuant to Rule 144.

                                   ARTICLE III
                                   -----------

                         NEW VEHICLES AND DEMONSTRATORS
                         ------------------------------

         3.1 At the Closing, Buyer shall purchase all of Seller's untitled new 1997 and 1998 model Lincoln, Mercury and Jaguar motor vehicles in Seller's stock and unsold by Seller as of the Inventory Date and which are listed on Schedule 3.1, to be delivered to Buyer as promptly as possible after the date hereof (all such vehicles are collectively referred to hereinafter as the "NEW VEHICLES"). The purchase price to be paid by Buyer for each New Vehicle shall be the price at which the New Vehicle was invoiced to Seller by the applicable Manufacturer, as adjusted pursuant to this Article III (the sum of all such amounts to be paid for New Vehicles as determined by this Article III is herein referred to as the "NEW VEHICLE PURCHASE PRICE"). Schedule 3.1 shall set forth each New Vehicle's model, invoice cost, odometer reading and all other information necessary to calculate the New Vehicle Purchase Price with respect to such New Vehicle. At the Inventory Date, Seller shall assign to Buyer, without any additional consideration therefor, by appropriate documents reasonably satisfactory to Buyer, all unfilled retail orders and deposits made thereon.

         3.2 At the Closing, Buyer shall purchase all of Seller's untitled 1997 and 1998 model Lincoln, Mercury and Jaguar motor vehicles in Seller's stock and unsold by Seller as of the Inventory Date which are used in the ordinary course of business for the purpose of demonstration, and which are listed on Schedule 3.2, to be delivered to Buyer as promptly as possible after the date hereof (all such vehicles are collectively referred to herein as the "Demonstrators"). For purposes of this Agreement, any motor vehicle with more than 9,000 miles shall be deemed to be "used" rather than a "Demonstrator". The purchase price to be paid by Buyer for each Demonstrator shall be the price at which the Demonstrator was invoiced to Seller by the applicable Manufacturer, as adjusted pursuant to this Article III and as reduced as follows: (a) if such Demonstrator's odometer reflects total mileage of six thousand (6,000) miles or less, an amount equal to ten cents ($.10) multiplied by the total mileage on such odometer; and (b) if such Demonstrator's odometer reflects total mileage of more than six thousand (6,000) miles but less than nine thousand (9,000) miles, an amount equal to twenty cents ($.20) multiplied by the total mileage on such odometer (the sum of all such amounts to be paid for Demonstrators hereunder is herein referred to as the "Demonstrator Purchase Price"). Schedule 3.2 shall set forth each Demonstrator's model, invoice cost, odometer reading and all other information necessary to calculate the Demonstrator Purchase Price with respect to such Demonstrator.


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         3.3 The purchase price paid for each New Vehicle and each Demonstrator purchased under this Article III shall be:

             (a) increased by (i) sixty dollars ($60) if Seller has completed new car delivery preparation on such Vehicle and (ii) out-of-pocket costs incurred by Seller for dealer-installed equipment and accessories; and/or

             (b) decreased by (i) the dealer cost of any equipment and accessories which have been removed from such vehicles, (ii) all paid or unpaid rebates, discounts, Holdback for Dealer Account and other factory incentives (including without limitation rebates applied for and paid but unearned, incentive monies claimed on pre-reported units and carryover allowances on 1997 models), (iii) any refundable advertising allowances, and (iv) sixty dollars ($60) if such vehicle has not been prepped.

         3.4 In the event any New Vehicle or Demonstrator shall have been damaged prior to the Inventory Date, or is otherwise in a condition such that it cannot reasonably be presented as being in a first-class saleable condition, Seller and Buyer will attempt to agree on the cost to cover such repairs or some other equitable reduction in value to reflect such condition, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event Buyer and Seller cannot agree on the cost of repairs or the amount of reduction, Buyer shall have no obligation to purchase any such damaged New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which has been damaged and repaired prior to the Inventory Date, Seller and Buyer will attempt to agree on an adjustment to the price to reflect any decrease in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair. In the event Buyer and Seller cannot agree on such adjustment, Buyer shall have no obligation to purchase such New Vehicle or Demonstrator.

         3.5 [Intentionally Left Blank]

         3.6 Buyer shall have no obligation to purchase any vehicle from Seller other than its obligation hereunder to purchase the New Vehicles and the Demonstrators. When Seller and Buyer perform the vehicle inventory, the parties shall assign a price to each used vehicle owned by Seller at such time. At the Inventory Date, Buyer, in its sole discretion, may elect to purchase, at the Closing, any or all of Seller's used vehicles for the price assigned to each such used vehicle. If Buyer elects to purchase any used vehicles, the sum of all prices assigned to such used vehicles pursuant to the terms of this Section 3.6 shall be referred to herein as the "Used Vehicle Purchase Price".


                                   ARTICLE IV
                                   ----------

                                PARTS/ACCESSORIES
                                -----------------



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         4.1 Buyer and Seller shall engage a mutually acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "Inventory Service") to prepare an inventory list (the "INVENTORY") of the parts and accessories, as well as the Miscellaneous Inventory, used by Seller in the Business as a Lincoln- Mercury-Jaguar dealer at the Real Property. The Inventory shall be posted to the respective Manufacturer's approved system of inventory control. The cost of the aforesaid physical inventory shall be shared equally by Buyer and Seller. Buyer shall have the right to deduct Seller's portion of such expense from the consideration to be paid to Seller under the terms of this Agreement and to remit such sum directly to the Inventory Service. The Inventory shall be completed by March 29, 1998, or such later date as is mutually convenient and which is as close as possible to the Closing Date. The Inventory shall identify each part and accessory and its purchase price.

         4.2 The Inventory shall classify parts and accessories as "returnable" or "nonreturnable". For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new parts and new accessories for Lincoln, Mercury or Jaguar vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices of the respective Manufacturers, with supplements or the equivalent in effect as of the date of the Inventory (the "MASTER PRICE LIST") as returnable to the respective Manufacturer at not less than the purchase price reflected in the Master Price List. The purchase price for each "returnable part" and "returnable accessory"will be the price listed in the Master Price List. All parts and accessories not falling within the definition of "returnable" shall be classified as "nonreturnable". The purchase price for each "nonreturnable" part and accessory, of which type Seller has made no sales during the ninety (90) day period prior to the date of the Inventory, shall be sixty percent (60%) of the price listed therefor in the Master Price List. The purchase price for each "nonreturnable" part and accessory, of which type Seller has made retail sales to one or more customers during the ninety (90) day period prior to the date of the Inventory, shall be one hundred percent (100%) of the price therefor listed in the Master Price List. The purchase price for all "Jobber" and/or "NPN" parts shall be equal to Seller's original cost of such parts. The purchase price for all nuts, bolts and any other parts not addressed in this Section 4.2 shall equal the fair market value thereof as determined by the Inventory Service.

         4.3 [Intentionally Left Blank]

         4.4 At the Closing, Buyer shall purchase all parts and accessories owned by Seller at the Inventory Date and listed on the Inventory (the "PARTS") provided, however, that Buyer shall not be obligated to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. Seller agrees that if parts and accessories that Buyer is not obligated to purchase hereunder are not removed from the Real Property within thirty (30) days after the Closing Date, they shall become the property of Buyer without the payment of any consideration in addition to the consideration otherwise provided herein.

         4.5 The purchase price for the Parts will equal the value of such items shown on the Inventory (the "PARTS PURCHASE PRICE").



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         4.6 Seller shall assign to Buyer at Closing any net parts return privileges under the respective Manufacturers' Parts Return Plans that may have accrued to Seller prior to the Closing (and any other special parts return authorizations which may have been granted to Seller by the respective Manufacturers).




                                    ARTICLE V
                                    ---------


              MISCELLANEOUS INVENTORIES; WORK IN PROGRESS; FIXTURES
              -----------------------------------------------------
                                  AND EQUIPMENT
                                  -------------

         5.1 At the Closing, Buyer shall purchase all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such miscellaneous useable and saleable articles in unbroken lots which (i) are on the dealership premises, (ii) are owned by Seller on the Inventory Date, (iii) were purchased during the thirty (30) day period prior to the Inventory Date, and (iv) are identified in the Inventory taken by the Inventory Service on the Inventory Date (collectively referred to herein as the "Miscellaneous Inventories"). The purchase price for the Miscellaneous Inventories shall be equal to the replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory (the sum of all prices of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "Miscellaneous Inventories Purchase Price").

         5.2 Buyer shall have no obligation to purchase any such miscellaneous items that are not included in the Miscellaneous Inventories. Seller agrees that any miscellaneous items that are not included in the Miscellaneous Inventories and are not removed from the Real Property within the thirty (30) days after the Closing Date, they shall become the property of Buyer without the payment of any consideration in addition to the consideration otherwise provided herein.

         5.3 At the Closing, Buyer shall buy at Seller's cost for parts and labor such shop labor and sublet repairs as Seller shall have caused to be performed on any repair orders which are in process at the close of business on the Inventory Date for which there are adequate credit arrangements (the "WORK IN PROGRESS") (the sum of all costs for the Work in Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "Work in Progress Purchase Price"). Buyer shall complete such repair work and shall be entitled to the entire proceeds to be collected for such services.

         5.4 At the Closing, Buyer shall purchase all fixtures, machinery, equipment (including special tools and shop equipment), furniture, "Lincoln," "Mercury," and "Jaguar" and other signs and office equipment owned by Seller and used or held for use in connection with the Business, including the items listed on the Book Depreciation Schedule included as Schedule 5.4 attached hereto (collectively referred to herein as the "Fixtures and Equipment"). The purchase price for each item of Fixtures and Equipment shall equal the depreciated book value of such item based upon Schedule 5.4 (the sum of all prices assigned to the Fixtures and Equipment pursuant to the terms of


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this Section 5.4 shall be referred to herein as the "F&E Purchase Price"). The
Fixtures and Equipment shall include the UCS computer system.

         5.5 At the Closing, and without payment of any additional consideration, Buyer shall purchase all of Seller's (i) unused shop repair orders, parts sales tickets, accounting forms, binders, office and shop supplies and such shop reference manuals, parts reference catalogs, non-accounting file copies for all sales of Seller for the three (3) years preceding the Closing Date, (ii) copies of new and used car sales records and specifically wholesale parts sales records, new and used parts sales records, and service sales records for the three (3) years preceding the Closing Date, (iii) product sales training material and reference books on hand as of the Closing Date, (iv) customer and registration lists pertaining to the sale of motor vehicles, service files, repair orders, owner follow-up lists and similar records relating to the operation of the Business, (v) telephone numbers and listings used by Seller in connection with the Business, (vi) names and addresses of Seller's service customers and prospective purchasers and (vii) Seller's rights to the tradename "Heritage Lincoln- Mercury-Jaguar" or any similar variation thereof (such items collectively referred to herein as the "Miscellaneous Assets").

         5.6 Seller may retain all corporate records, financial records and correspondence which are not necessary for the continued operation of the Business by Buyer, and all derivations and extensions thereof.

         5.7 Buyer shall have no responsibility to perform any services required under any warranties issued by Seller on the vehicles sold by Seller on or prior to the Inventory Date, unless authorized in writing by Seller accompanied by arrangements in writing satisfactory to Buyer to assure Buyer of payment for all work performed by Buyer, and, if so authorized by Seller, Seller shall reimburse Buyer for all of Buyer's costs for parts and labor in connection therewith at established internal rates for parts and labor. At the Inventory Date, Seller shall supply Buyer with a list to which such warranties and guaranties are applicable, which list shall include the names of the purchasers, the make and year model of the vehicles purchased and the date of purchase. Seller shall also supply to Buyer at or prior to the Inventory Date an address for and a designation of the person who will be responsible for authorizing Buyer to perform any services under any warranties issued by Seller on vehicles sold by it prior to the Inventory Date. Seller shall reimburse Buyer promptly upon demand for all sums due or payable by Seller to Buyer hereunder.

         5.8 Seller shall retain all accounts receivable held by Seller as of the Inventory Date and Buyer shall retain all accounts receivable arising out of sales and/or services of the Business after the Inventory Date. Buyer shall have no responsibilities or obligations with respect to the documentation or collection of the Seller's accounts receivable, except that Buyer, on Seller's behalf, shall accept payment of Seller's accounts receivable arising out of the operation of Seller's business prior to the Inventory Date, at no charge to Seller, during the term of the Management Agreement and for a period of 60 days after the Closing, and Buyer shall forward to Seller, from time to time during said period, all of the money so accepted on said accounts receivable.




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                                   ARTICLE VI
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer represents and warrants to Seller and the Stockholder as follows:

         6.1 Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has the corporate power to own its properties and to carry on its business as now being conducted. The Board of Directors of Buyer has duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, and the transactions contemplated hereby and thereby. Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by Buyer in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of Buyer enforceable in accordance with their respective terms.

         6.2 Except as set forth on Schedule 6.2 attached hereto, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a breach or default under, any provision of law, any order of any court or other agency of government, the charter or bylaws of Buyer or any note, debenture, mortgage, loan agreement or other instrument to which Buyer is a party or by which it or any of its properties or assets is bound.

         6.3 There are no actions, suits or proceedings pending, or, to the knowledge of Buyer, threatened against or affecting Buyer which might adversely affect the power or authority of Buyer to carry out the transactions to be performed by it hereunder.

         6.4 The issuance of the Preferred Shares, as well as the Common Shares issuable upon conversion of the Preferred Shares, has been duly authorized by all necessary corporate action of Buyer. Upon the issuance of the Preferred Shares pursuant to this Agreement, and upon the issuance of Common Shares upon conversion of any of the Preferred Shares, such Preferred Shares and/or Common Shares, as the case may be, shall be validly issued, fully paid and non-assessable.




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                                   ARTICLE VII

          REPRESENTATIONS AND WARRANTIES AND SELLER AND THE STOCKHOLDER

         Seller and the Stockholder, jointly and severally, represent and warrant to Buyer as follows:

         7.1 Seller is a corporation duly organized and existing and in good standing under the laws of the State of South Carolina, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has the corporate power to own its properties and to carry on its business as now being conducted. Except as set forth on Schedule 7.1 attached hereto, the Stockholder is the only person or entity owning shares of Seller. The Board of Directors and the shareholder of Seller have duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by Seller in connection herewith, and the transactions contemplated hereby and thereby. Seller has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Stockholder is a corporation duly organized and existing and in good standing under the laws of the State of South Carolina, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has the corporate power to own its properties and to carry on its business as now being conducted. The Board of Directors of the Stockholder has duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Stockholder in connection herewith, and the transactions contemplated hereby and thereby. The Stockholder has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Stockholder in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by Seller in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of Seller enforceable in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Stockholder in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Stockholder enforceable in accordance with their respective terms.

         7.2 Except as set forth in Schedule 7.2 attached hereto, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a breach or default under, any provision of law, any order of any court or other agency of government, the charter or bylaws of Seller or the Stockholder or any note, debenture, mortgage, loan agreement or other instrument to which Seller or the Stockholder is a party, or by which it or any of the Assets are bound, or result in the creation or imposition of any Encumbrance of any kind whatsoever on the Assets.

         7.3 There are no actions, suits or proceedings pending or, to the knowledge of Seller and the Stockholder, threatened against Seller or the Stockholder which might adversely affect the power or authority of any of them to carry out the transactions to be performed by such party hereunder. There are no actions, suits or proceedings pending, or, to the knowledge of Seller and the Stockholder, threatened against or affecting Seller, other than those adequately covered by insurance, and those disclosed on Schedule 7.3 attached hereto, and none of the actions, suits or proceedings described on Schedule 7.3, if determined adversely to Seller, would have a material adverse effect on the business, assets or financial condition of Seller.

         7.4 Except as disclosed on Schedule 7.4 attached hereto, Seller has good title to the Assets, free and clear of all liens (including tax liens), encumbrances, actions, claims, payments or demands of any kind and character (collectively, "ENCUMBRANCES"), except Encumbrances for ad valorem personal property taxes not yet due and payable. All of the Assets to be transferred hereunder conform, as to condition and character, to the descriptions of such Assets contained herein and will be transferred at the Closing free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable and the Liabilities assumed by Buyer and described in
Schedule 2.4.

         7.5 Except as disclosed on Schedule 7.5 attached hereto, there are no permits or approvals used or obtained for use by Seller which are required under applicable law in connection with the ownership or operation of its Business, except where the failure to have or obtain any such permits or approvals would not have a material adverse effect on Seller or the Business.

         7.6 [Intentionally Left Blank]

         7.7 [Intentionally Left Blank]

         7.8 The financial statements of Seller attached hereto or set forth on
Schedule 7.8 (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied. The balance sheet of Seller included in the Financial Statements fairly presents the financial condition of Seller as of the date thereof and reflects all claims against and all material debts and liabilities of Seller, fixed or contingent, as of the date thereof, and the related statement of income included in the Financial Statements fairly presents the results of the operations of Seller and the changes in its financial position for the period indicated, all in accordance with generally accepted accounting principles consistently applied. Seller has no outstanding material claims, liabilities, obligations or indebtedness of any nature, except as set forth in the Financial Statements, other than liabilities incurred in the ordinary course of business and of the kind and type reflected in the Financial Statements. To the knowledge of the Seller and the Stockholder, the Financial Statements contain adequate reserves for all reasonably anticipated claims relating to matters with respect to which Seller is self-insured.

         7.9 Neither Seller nor the Stockholder has engaged any broker or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

         7.10 Except as set forth on Schedule 7.10 attached hereto, the Assets comply with, and the Business has been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety and all environmental laws, rules and regulations) applicable zoning and other laws, ordinances, regulations and building codes, and neither Seller nor the Stockholder has received any notice of any violation thereof which has not been remedied.

         7.11 The Fixtures and Equipment are in good condition, ordinary wear and tear excepted, and constitute all of the fixtures, machinery, equipment, furniture, signs and office equipment used or intended for use by Seller in the Business. All vehicles on Schedule 3.2 are used as demonstrators in the ordinary course of Seller's Business, are operated with dealer tags and have not had certificates of title issued with respect to them.

         7.12 Exept for the Seller's cash and accounts receivable and Seller's rights under its dealership agreements with the Manufacturers, the Assets, together with the Real Property and the contracts and leases set forth on
Schedule 1.5 hereto, comprise all of the assets, properties and rights necessary for Buyer to operate the Business substantially in the manner operated by Seller prior to the Closing.


                                  ARTICLE VIII
                                  ------------

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
                   -------------------------------------------

         The obligations of Buyer to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by Buyer.

         8.1 All of the representations and warranties of Seller and the Stockholder herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Buyer shall have received a certificate from a duly authorized officer of each of the Stockholder and Seller, dated the Closing Date, to such effect.

         8.2 Each of the agreements or obligations required by this Agreement to be performed or complied with by Seller or the Stockholder at or before the Closing shall have been duly performed or complied with, and Buyer shall have received a certificate from a duly authorized officer of each of the Stockholder and Seller, dated the Closing Date, to such effect.

         8.3 No action, suit or proceeding shall have been instituted by a governmental agency or any other third party (i) to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement, or (ii) which would have a materially adverse effect on the conduct of a Lincoln-Mercury-Jaguar automobile dealership business by Buyer at the Real Property.

         8.4 The Inventory shall have been completed to the reasonable satisfaction of Buyer.

         8.5 Seller shall have furnished to Buyer (i) evidence to the reasonable satisfaction of Buyer and its counsel with respect to the corporate organization and existence of Seller and (ii) UCC-11 search reports or other evidence reasonably satisfactory to Buyer and its counsel that the Assets are free and clear of all Encumbrances.

         8.6 Seller shall have furnished to Buyer a copy of the resolutions duly adopted by the Board of Directors and the Stockholder authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of Seller as of the Closing Date.

         8.7 As of the Inventory Date, there shall not have been any fire, accident or other casualty or any labor disturbance, civil commotion, riot, act of God or the public enemy, or any change in the Business or Assets or which would have a material adverse effect on the conduct of a Lincoln- Mercury-Jaguar automobile business using the Assets at the Real Property or which would interfere with the use by Buyer of such Assets in connection with the conduct of a Lincoln-Mercury-Jaguar automobile dealership business at the Real Property.

         8.8 Buyer shall have been licensed as a Motor Vehicle Dealer under applicable South Carolina motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which Buyer deems necessary or appropriate to conduct business as a Lincoln-Mercury- Jaguar dealer at the Real Property; provided, however, this Section 8.8 shall only be a condition to Buyer's obligations so long as Buyer is using its reasonable best efforts to obtain such authorizations, consents, licenses and permits.

         8.9 Buyer and Seller shall have obtained all other authorizations, consents and approvals from third persons and entities as are required to assign those contracts and leases that Buyer is to assume at Closing.

         8.10 Seller shall have transferred to Buyer certificates of title or origin for all New Vehicles and Demonstrators, and any used vehicles, if applicable, and all of its registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to the Business.

         8.11 Seller shall have terminated in writing Seller's Sales and Service Agreements with the Manufacturers.

         8.12 Seller and the Stockholder shall have executed, as appropriate, and delivered to Buyer the Bill of Sale, other documents of transfer of title contemplated hereby and any and all other documents necessary or desirable in connection with the transfer of the Assets, which documents shall warrant title to Buyer consistent with this Agreement and shall in all respects be in such form as may be reasonably required by Buyer and its counsel.

         8.13 Each of the Manufacturers shall have approved Buyer or Buyer's affiliate as an authorized dealer at each parcel of the Real Property and O. Bruton Smith or O. Bruton Smith's designee, as the authorized Dealer Operator, and the respective Manufacturers shall have executed Dealer Agreements on terms reasonably satisfactory to Buyer.

         8.14 All conditions to Buyer's obligations under the Real Property Purchase Agreement shall have been satisfied or fulfilled unless waived in writing by Buyer.

                                   ARTICLE IX
                                   ----------

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
                  --------------------------------------------

         The obligations of Seller and the Stockholder to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied on or before the Closing, unless waived in writing by Seller:

         9.1 All of the representations and warranties of Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Seller shall have received a certificate from the President or a Vice President of Buyer, dated the Closing Date, to such effect.

         9.2 Each of the agreements or obligations required by this Agreement to be performed or complied with by Buyer at or before the Closing shall have been duly performed or complied with, and Seller shall have received a certificate from the President or a Vice President of Buyer, dated the Closing Date, to such effect.

         9.3 No action, suit or proceeding shall have been instituted by a governmental agency or any third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

         9.4 The Inventory shall have been completed to the reasonable satisfaction of Seller.

         9.5 Buyer shall have furnished Seller and the Stockholder with (i) evidence to the reasonable satisfaction of Seller and its counsel with respect to the corporate organization and existence and (ii) a copy of the resolutions duly adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an officer of Buyer as of the Closing Date.

         9.6 Buyer shall have tendered to Seller the cash portion of the Purchase Price and the Preferred Shares.

         9.7 All conditions to the obligations of Fairway under the Real Property Purchase Agreement shall have been satisfied or fulfilled, unless waived in writing by Fairway.

                                    ARTICLE X

                            COVENANTS AND AGREEMENTS

         10.1 [Intentionally Left Blank]

         10.2 Seller agrees that it will, at any time and from time to time, after the Closing, upon request of Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in Buyer and protect its rights, title and interest in and enjoyment of all the Assets.

         10.3 The parties hereto shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

         10.4 During the period from the date of this Agreement through the Closing Date, Seller will conduct its operation of the Business only in accordance with the Management Agreement and Seller shall not dispose of any of the assets of the Business, except as contemplated by the Management Agreement.

         10.5 Seller shall afford to Buyer, its attorneys, accountants and such other representatives of Buyer as Buyer shall designate to Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of Seller, and to interview personnel, suppliers and customers of Seller, in order that Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Assets, the Liabilities and the Business. Seller shall allow an environmental consulting firm selected by Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by Buyer), of, and to prepare a report with respect to, the Real Property (the "ENVIRONMENTAL AUDIT"). Seller shall provide to the Environmental
Auditor: (i) reasonable access to all of its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of Seller and the last known addresses of former employees of Seller who are most familiar with the matters which are the subject of the Environmental Audit (Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). Seller shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. Buyer shall bear 100% of the costs, fees and expenses in connection with the Environmental Audit.

         10.6 All representations and warranties of Seller and the Stockholder shall survive the Closing Date. Seller and the Stockholder, jointly and severally, agree to indemnify and hold harmless Buyer and its stockholders, officers, directors, employees and agents, and their respective successors and assignees, from and against any and all losses, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees) incurred in connection therewith, suffered by any of them or asserted against any of them or the Assets, arising out of or based upon (a) the failure of any representation or warranty of Seller or the Stockholder contained herein, or in any agreement, certificate or document executed by Seller or the Stockholder in connection herewith, to be true and correct in all material respects as of the Inventory Date, (b) the breach of any covenant or agreement of Seller or the Stockholder contained in this Agreement, (c) any liability or obligation of Seller or the Stockholder not expressly assumed by Buyer pursuant to this Agreement, or (d) any arrangements or agreements made or alleged to have been made by Seller or the Stockholder with any broker, finder or other agent in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the total indemnification obligations of the Seller and the Stockholder hereunder shall not exceed the Purchase Price.

         10.7 All representations and warranties of Buyer shall survive the Closing Date. Buyer agrees to indemnify and hold harmless Seller and its stockholder, officers, directors, employees and agents, and their respective successors and assignees, from and against any and all losses, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees) incurred in connection therewith, suffered by any of them, or asserted against any of them, arising out of or based upon (a) the failure of any representation or warranty of Buyer contained herein, or in any agreement, certificate or document executed by Buyer in connection herewith, to be true and correct in all material respects as of the Closing Date, (b) the breach of any covenant or agreement of Buyer contained in this Agreement, or (c) the Liabilities.

         10.8 Personal property, use and intangible taxes and assessments with respect to the Assets shall be prorated on a per diem basis and apportioned between Seller and Buyer as of the date of the Closing. Seller shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, periods on or prior to the Inventory Date, and Buyer shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, any period after the Inventory Date. Any taxes attributable to the sale or transfer of the Assets to Buyer hereunder shall be paid by Seller.

         10.9 Except as may be required by law or the rules of the New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no party hereto shall (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (ii) otherwise disclose the existence and nature of negotiations regarding the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party. The parties shall cooperate with each other in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

         10.10 Neither Seller nor the Stockholder shall pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any person or entity (other than Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of any of the Assets or capital stock of Seller or any merger or consolidation or similar transaction involving Seller.

         10.11 Buyer shall promptly apply for, or cause an affiliate of Buyer to apply for, the issuance of franchises to operate a Lincoln-Mercury-Jaguar dealership upon the Real Property. Effective as of the Closing, Seller shall terminate its Dealer Sales and Service Agreements with the Manufacturers. Seller shall fully cooperate with Buyer, and take all reasonable steps to assist Buyer, in Buyer's efforts to obtain its own similar Dealer Sales and Service Agreements with the Manufacturers. The parties acknowledge that Buyer's Dealer Agreements are subject to the approval of the Manufacturers and that Buyer would be unable to obtain its own, similar Dealer Sales and Service Agreement absent Seller's termination of its agreement.

         10.12 Prior to Closing, Seller shall furnish to Buyer a list of all employees and their rates of pay, including, separately, base pay and any incentive or commission plans. Buyer shall have the right, but not the obligation, to employ any or all of Seller's employees. If permitted by law and applicable regulations, Seller shall, in consideration for the sale of substantially all of Seller's assets in bulk, assign and transfer to Buyer, without additional charge therefor, the amount of reserve in Seller's State Unemployment Compensation Fund with respect to the Business and the corresponding experience rate.

         10.13 Termination.

               (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

                   (i) by the written mutual consent of the parties hereto;

                   (ii) [Intentionally Left Blank]

                   (iii) by Buyer in the event of any breach by Seller or the Stockholder of any of their respective material covenants, representations or warranties contained herein;

                   (iv) by Seller in the event of any breach by Buyer of any of Buyer's material covenants, representations or warranties contained herein; or

                   (v) at any time after the Closing Date Deadline, by written notice by Buyer or (subject to Buyer's option to elect to extend the Closing Date Deadline in accordance with Section 1.3) Seller to the other parties hereto if the Closing shall not have occurred on or before the Closing Date Deadline;

provided, however, no party may terminate this Agreement pursuant to clauses
(iii), (iv) or (v) above if such party is in breach of any of its material covenants, representations or warranties contained herein.

               (b) In the event of termination pursuant to Section 10.13(a), this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that, except as set forth in Section 10.13(c), any termination pursuant to Section
10.13 shall not relieve any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination.

               (c) If, as of the Closing Date Deadline (as the same may have been extended by Buyer in accordance with the provisions of Section 1.3 hereof), all conditions to Buyer's obligations to close set forth in Article VIII hereof shall have been satisfied or fulfilled, and Buyer shall have failed to perform its material obligations at the Closing by the Closing Date Deadline (as the same may have been so extended), then Buyer shall, within ten (10) days after receipt of a written demand from Seller, pay to Seller, in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of Fifty Thousand Dollars ($50,000) (the "BUYER'S TERMINATION FEE"). Provided that Buyer shall have paid the Buyer's Termination Fee upon such demand by Seller, payment of the Buyer's Termination Fee shall be the sole and exclusive remedy of Seller and the Stockholder for any such failure of Buyer to perform its material obligations at the Closing, regardless of whether Seller terminates or does not terminate this Agreement, and Seller and the Stockholder shall have no right to any other damages or other relief of any kind or nature, whether at law or in equity (including without limitation, specific performance by Buyer), for any breach or alleged breach by Buyer of this Agreement. Notwithstanding the foregoing, Seller may elect not to demand payment of the Buyer's Termination Fee, in which case Seller shall be free to pursue any other remedies it may have, at law or in equity, including specific performance.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Except as provided in this Section, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership or limited liability company controlled by Buyer, including a corporation, partnership or limited liability company to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of Buyer or of such corporation, partnership or limited liabilities company controlled by Buyer; provided said assignment shall be in writing and the assignee shall assume all obligations of Buyer hereunder, whereupon the assignee shall be substituted in lieu of Buyer named herein for all purposes, provided, however, that Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by Buyer as may be required by any lender to Buyer.

         11.2 The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of South Carolina.

         11.3 All accounting matters required or contemplated by this Agreement shall be in accordance with generally accepted accounting principles.

         11.4 Except as otherwise specifically provided in this Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

         11.5 This Agreement, including the schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement may not be amended except by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.6 Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

         11.7 All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by facsimile or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or by confirmed facsimile or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                  If to Buyer, to:

                  Sonic Automotive, Inc.
                  5401 E. Independence Boulevard
                  Charlotte, North Carolina 28212
                  Telecopy No.:  (704) 563-5116
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Parker, Poe, Adams & Bernstein L.L.P.
                  2500 Charlotte Plaza
                  Charlotte, North Carolina 28244
                  Telecopy No.:  (704) 334-4706
                  Attention:  Edward W. Wellman, Jr.

                  If to Seller or the Stockholder, to:

                  Fairway Ford, Inc.
                  2323 Laurens Road
                  Greenville, South Carolina 29607
                  Attention: A. Foster McKissick, III
                  Telecopy No.:  (864) 242-3222

                  With a copy to:

                  Leatherwood Walker Todd & Mann, P.C.
                  100 East Coffee Street
                  Greenville, South Carolina  29602-0087
                  Telecopy No.:  (864) 240-2478
                  Attention:  Harvey G. Sanders, Jr.

         11.8 This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

         11.9 Whenever any representation or warranty of Seller or the Stockholder contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of Seller or the Stockholder,
(i) such knowledge shall be deemed to include (A) the best actual knowledge, information and belief of Seller and the Stockholder and (B) any information which the Stockholder would reasonably be expected to be aware of in the prudent discharge of its duties in the ordinary course of business (including consultation with legal counsel) on behalf of Seller, and (ii) the knowledge of the Stockholder shall be deemed to be the knowledge of Seller.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            FAIRWAY MANAGEMENT COMPANY


                                            By:   /s/   A. Foster McKissick, III
                                               ---------------------------------
                                            Its:  President
                                               ---------------------------------
ATTEST:

   /s/   Murray McKissick
-----------------------------
Asst. Secretary

[CORPORATE SEAL]

                                            FAIRWAY FORD, INC.


                                            By:   /s/   A. Foster McKissick, III
                                               ---------------------------------
                                            Its:  President
                                               ---------------------------------
ATTEST:

   /s/   Murray McKissick
-----------------------------
Asst. Secretary

[CORPORATE SEAL]


                                            SONIC AUTOMOTIVE, INC.


                                            By:   /s/   O. Bruton Smith
                                               ---------------------------------
                                            Its:  Chief Executive Officer
                                               ---------------------------------
ATTEST:

   /s/   Theodore M. Wright
-----------------------------
Secretary

[CORPORATE SEAL]

                         INDEX OF SCHEDULES AND EXHIBITS
                                       TO
                            ASSET PURCHASE AGREEMENT



         Schedules

         Schedule 1.5      Contracts and Leases
         Schedule 2.4      Retained Liabilities
         Schedule 3.1      New Vehicles
         Schedule 3.2      Demonstrators
         Schedule 5.4      Fixtures and Equipment
         Schedule 6.2      Compliance re:  Buyer
         Schedule 7.1      Shareholders
         Schedule 7.2      Compliance re:  Seller and Stockholders
         Schedule 7.3      Pending or Threatened Actions, Suits or Proceedings
         Schedule 7.4      Encumbrances on the Assets
         Schedule 7.5      Permits and Approvals
         Schedule 7.8      Financial Statements
         Schedule 7.10     Compliance with Laws

         Exhibits

         A        Statement of Rights and Preferences